As filed with the Securities and Exchange Commission on July 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Offerpad Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2800538
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

433 S. Farmer Avenue, Suite 500

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

Offerpad Solutions Inc. 2021 Incentive Award Plan

(Full Title of the Plan)

Adam Martinez

Chief Legal Officer

433 S. Farmer Avenue, Suite 500

Tempe, Arizona 85281

(Name and Address of Agent For Service)

(844) 388-4539

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Jenna Cooper

Drew Capurro

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, small reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 2,721,500 shares (the “Shares”) of Offerpad Solutions Inc.’s (the “Registrant”) Class A common stock, $0.0001 par value (the “Class A Common Stock”) available for issuance under the Offerpad Solutions Inc. 2021 Incentive Award Plan (the “2021 Plan”) pursuant to an amendment to the 2021 Plan (the “Amendment”) that was approved by the Registrant’s stockholders on July 30, 2025. The Shares are of the same class as other securities for which a registration statement filed on Form S-8 by the Registrant relating to the 2021 Incentive Award Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The information contained in the Registrant’s registration statements on Form S-8 (SEC File Nos. 333-260879, 333-277415 and 333-285228) relating to the 2021 Incentive Award Plan is hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K, filed on February 27, 2024 (File No. 001-39641)).

4.2	Fourth Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 13, 2023 (File No. 001-39641)).

4.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed June 13, 2023 (File No. 001-39641)).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of attorney (included on signature page).

99.1	2021 Incentive Award Plan (Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K/A, filed on September 7, 2021 (File No. 001-39641)).

99.2*	Amendment to the Offerpad Solutions Inc. 2021 Incentive Award Plan.

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on the 30th day of July, 2025.

Offerpad Solutions Inc.

By:	/s/ Brian Bair
Brian Bair
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Offerpad Solutions Inc., hereby severally constitute and appoint Brian Bair and Peter Knag, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for them and in their name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 30th day of July, 2025.

Name	Title

/s/ Brian Bair	Chief Executive Officer and Chairman of the Board
Brian Bair	(Principal Executive Officer)

/s/ Peter Knag	Chief Financial Officer
Peter Knag	(Principal Financial Officer and Principal Accounting Officer)

/s/ Donna Corley	Director
Donna Corley

/s/ Katie Curnutte	Director
Katie Curnutte

/s/ Kenneth DeGiorgio	Director
Kenneth DeGiorgio

/s/ Ryan O’Hara	Director
Ryan O’Hara

/s/ Roberto Sella	Director
Roberto Sella